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                                                        EXHIBIT 4.22



FINOVA



                          SECURED REVOLVING CREDIT NOTE





$7,500,000                                                        March   , 1997

                                                                             --



         FOR VALUE RECEIVED, the undersigned,  HOLD BILLING SERVICES,  LTD. (the

"Undersigned"),  a Texas limited  partnership with a principal place of business at 11550 IH-10 West, Suite 285, San Antonio, Texas 78230, hereby promises to pay to FINOVA CAPITAL CORPORATION  ("FINOVA"),  or order, at 355 South Grand Avenue,

Suite 2400, Los Angeles, California 90071 or at such other address as the holder may specify in writing, the principal sum of Seven Million Five Hundred Thousand

Dollars ($7,500,000),  or such lesser sum which represents the principal balance of Loans  outstanding  under  the Total  Facility  established  pursuant  to the provisions  of that  certain  Loan and  Security  Agreement  dated of even  date herewith,  between the Undersigned and FINOVA (as amended from time to time, the

"Agreement"),  plus interest in the manner and upon the terms and conditions set forth below. This Secured Revolving Credit Note ("Note") is made pursuant to the

Agreement,  the provisions of which are  incorporated  herein by this reference.

Capitalized  terms herein,  unless otherwise  noted,  shall have the meaning set forth in the  Agreement.  The  actual  amount due and owing  hereunder  shall be evidenced  by FINOVA's  records of receipts  and  disbursements  with respect to

Loans,  which records shall be conclusive of such amount due and owing under the

Agreement.





1.0      RATE AND PAYMENT OF INTEREST.



         The outstanding principal balance of this Note shall bear interest at a per annum rate of one and  one-half  percentage  points  (1.5%) in excess of the

Base  Rate.  The  interest  rate  chargeable  hereunder  shall be  increased  or decreased,  as the case may be, without  notice or demand of any kind,  upon the announcement  of any change in the Base Rate. Each change in the Base Rate shall be  effective  hereunder on the first day  following  the  announcement  of such change. Interest charges and all other fees and charges herein shall be computed on the basis of a year of 360 days and actual days  elapsed and shall be payable to FINOVA in arrears on the first day of each month hereafter at its address set forth  above.  Accrued  but  unpaid  interest  under  this Note shall be due and payable  on the  first  day of each  month,  commencing  April 1,  1997,  and at maturity, on which date all interest remaining unpaid shall be due and payable.
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2.0      SCHEDULE OF PRINCIPAL PAYMENTS.



         A final  installment of all outstanding  principal,  accrued and unpaid interest  and all other  sums  payable  pursuant  to the Loan  Documents  on the expiration  of the  Initial  Term or any  Renewal  Term as  agreed  to by FINOVA pursuant to the Loan Documents,  unless due earlier pursuant to the terms of the

Agreement.





3.0      PREPAYMENT.



         Prepayment may be made under this Note in whole or in part,  subject to the Termination Fee, as applicable, as set forth in the Agreement.





4.0      HOLDER'S RIGHT OF ACCELERATION.



         If the Agreement is terminated for any reason  whatsoever,  or if there shall occur an Event of Default or if this Note is not paid when due, the entire remaining  principal  balance and all accrued and unpaid interest and other fees and  charges  with  respect  to this Note  shall,  at  FINOVA's  option,  become immediately due and payable.





5.0      HOLDER'S RIGHTS UPON DEFAULT.



         If any  Event of  Default  occurs,  then  from the date  such  Event of

Default occurs, in addition to any agreed upon charges, the principal balance of this Note shall thereafter,  at FINOVA's option, bear interest at two percentage points (2.0%) per annum in excess of the rate set forth in Section 1.0, computed on the basis of a year of three  hundred  sixty (360) days and the actual number of days elapsed.





6.0      ADDITIONAL RIGHTS OF HOLDER.



         If any installment of principal or interest  hereunder is not paid when due, the holder shall have, in addition to the rights set forth  herein,  in the

Agreement  and under law,  the right to  compound  interest by adding the unpaid interest to principal,  with such amount thereafter bearing interest at the rate provided in this Note.





7.0      General Provisions.



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         7.1 If this  Note is not paid  when due or upon  the  occurrence  of an

         Event of Default,  the Undersigned further promises to pay all costs of collection,  foreclosure  fees,  reasonable  attorneys' fees and expert witness  fees  incurred  by the  holder,  whether  or not suit is filed hereon, and the fees, costs and expenses as provided in the Agreement.



         7.2  The   Undersigned   hereby  consents  to  any  and  all  renewals,

         replacements and/or extensions of time for payment of this Note before,

         at or after maturity.



         7.3 The  Undersigned  hereby  consents  to the  acceptance,  release or substitution of security for this Note.



         7.4 Presentment for payment, notice of dishonor,  protest and notice of protest are hereby expressly waived by the Undersigned.



         7.5 The  contracted  for  rate of  interest  of the  loan  contemplated hereby,  without  limitation,  shall consist of the following:  (i) the interest rate set forth on the Schedule,  calculated and applied to the principal  balance of this Note in  accordance  with the  provisions of this Note;  (ii)  interest  after an Event of Default,  calculated  and applied  to the  amounts  due under  this Note in  accordance  with the provisions  hereof  including,  without  limitation,  after  entry of a judgment;  and (iii) all Additional Sums (as herein  defined),  if any.

         The  Undersigned  agrees  to pay an  effective  contracted  for rate of interest  which  is  the  sum  of the  above-referenced  elements.  All examination  fees,  attorneys'  fees,  expert  witness fees,  letter of credit fees,  collateral  monitoring  fees,  closing  fees,  Loan Fees,

         Termination  Fees, Unused Line Fees,  minimum interest  charges,  other charges,  goods,  things in action or any other sums or things of value paid or  payable  by the  Undersigned  (collectively,  the  "Additional

         Sums),  whether  pursuant  to this  Note,  the  Agreement  or any other documents  or  instruments  in  any  way  pertaining  to  this  lending transaction,  or otherwise  with  respect to this lending  transaction,

         that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum  amount of interest to be charged with respect to this lending  transaction,  shall be payable by the Undersigned as, and shall be deemed to be, additional  interest and for such purposes only,

         the agreed upon and  "contracted  for rate of interest" of this lending transaction  shall be deemed to be  increased  by the rate of  interest resulting from the inclusion of the Additional Sums.



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         It is the  intent of the  parties  to comply  with the usury law of the

         State of Arizona  (the  "Applicable  Usury  Law").  Accordingly,  it is

         agreed that  notwithstanding  any  provisions  to the  contrary in this

         Note, or in any of the documents  securing  payment hereof or otherwise relating hereto,  in no event shall this Note or such documents require the  payment  or permit the  collection  of  interest  in excess of the maximum  contract  rate  permitted  by the  Applicable  Usury  Law (the

         "Maximum  Interest Rate"). In the event (a) any such excess of interest otherwise  would  be  contracted  for,  charged  or  received  from the

         Undersigned or otherwise in connection with the Loans evidenced hereby,

         (b) the maturity of indebtedness  evidenced by this Note is accelerated in whole or in part, or (c) all or part of the principal or interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest  contracted  for,  shared or received in  connection with the Loans  evidenced  hereby,  would  exceed the Maximum  Interest

         Rate, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither the Undersigned nor any other person or entity  now or  hereafter  liable  for  the  payment  hereof  shall  be obligated  to pay the amount of such  interest to the extent that it is in excess of the Maximum  Interest  Rate, (3) any such excess which may have been  collected  shall be either  applied as a credit  against the then unpaid principal amount hereof or refunded to the Undersigned,  at

         FINOVA's  option,  and (4) the  effective  rate of  interest  shall  be automatically  reduced  to the  Maximum  Interest  Rate.  It is further agreed,  without limiting the generality of the foregoing,  that to the extent  permitted by the Applicable  Usury Law; (x) all calculations of interest  which are made for the purpose of  determining  whether  such

         rate  would  exceed  the  Maximum   Interest  Rate  shall  be  made  by

         amortizing,  prorating,  allocating and spreading  during the period of the full stated term of the Loans evidenced hereby, all interest at any time  contracted  for,  charged or  received  from the  Undersigned  or otherwise in connection with such Loans;  and (y) in the event that the effective  rate of interest on the Loans  should at any time exceed the

         Maximum  Interest Rate,  such excess interest that would otherwise have been  collected  had there  been no ceiling  imposed by the  Applicable

         Usury Law shall be paid to  FINOVA  from time to time,  if and when the effective  interest rate on the Loans otherwise falls below the Maximum

         Interest  Rate,  to the  extent  that  interest  paid  to the  date  of calculation does not exceed the Maximum Interest Rate, until the entire amount of interest which would  otherwise have been collected had there been no ceiling  imposed by the  Applicable  Usury Law has been paid in full. The Undersigned  further agrees that should the Maximum  Interest

         Rate be  increased  at any time  hereafter  because  of a



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         change in the  Applicable  Usury Law, then to the extent not prohibited by  the  Applicable  Usury  Law,  such  increases  shall  apply  to all indebtedness  evidenced hereby regardless of when incurred;  but, again to the extent not  prohibited by the Applicable  Usury Law,  should the

         Maximum  Interest  Rate  be  decreased  because  of  a  change  in  the

         Applicable   Usury  Law,  such   decreases   shall  not  apply  to  the

         indebtedness evidenced hereby regardless of when incurred.



         7.6 No delay or  omission  on the part of the  holder  of this  Note in exercising  any right shall operate as a waiver thereof or of any other right.



         7.7 No waiver by the holder of this Note upon any one occasion shall be effective  unless  in  writing  nor shall it be  construed  as a bar or waiver of any right or remedy on any future occasion.



         7.8 Time is of the essence for the  performance  by the  Undersigned of the obligations set forth in this Note.



         7.9 Should any one or more of the provisions of this Note be determined illegal  or  unenforceable,  all other  provisions  shall  nevertheless remain effective.



         7.10 This Note  cannot be  changed,  modified,  amended  or  terminated orally.



         7.11  This  Note  shall be  governed  by,  construed  and  enforced  in accordance with the laws of the State of Arizona,  without reference to the principles of conflicts of laws thereof.



         7.12 THE UNDERSIGNED  HEREBY IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY

         JURY IN ANY ACTION TO ENFORCE  OR DEFEND  ANY  MATTER  ARISING  FROM OR

         RELATED TO THIS NOTE AND  ACKNOWLEDGES  THAT  FINOVA  ALSO  WAIVES SUCH

         RIGHT.





8.0      SECURITY FOR THIS NOTE.



         This Note is secured pursuant to the Agreement and is subject to all of the terms and conditions  thereof,  including,  but not limited to, the remedies specified therein.



         IN  WITNESS  WHEREOF,  this  Secured  Revolving  Credit  Note  has been executed and delivered as of the date first set forth above.



                                                     HOLD BILLING SERVICES, LTD.



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                             By:    HBS, Inc., its sole

                                    general partner



                                    By:_____________________________

                                          Name:              Title:



                                    Attest:_________________________



                             Tax I.D. No.:





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